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                                                                    EXHIBIT 23.2




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 17, 1995 accompanying the consolidated financial statements of Diamond Electronics, Inc. and Subsidiary appearing in the S-2 of Ultrak, Inc. effective May 30, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



NORMAN, JONES, ENLOW & CO.

Columbus, Ohio
October 21, 1996